UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2005

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Roanoke, VA-based Valley Bank (the “Company”), announced on December 22, 2005 several senior management appointments. Mr. J. Randy Woodson, 44, Executive Vice President, has been named Chief Operating Officer effective December 23, 2005 with responsibility for all revenue and business development activities for the bank, including business banking, retail banking, and the newly-established wealth management division. Mr. Woodson joined Valley Bank in 1998 and previously was Chief Lending Officer.

Additionally, Mr. John T. McCaleb, Senior Vice President, has been named Chief Lending Officer; Mrs. Cathy J. Hartman, Senior Vice President, has been named Chief Credit Officer; Mrs. Mary P. (Gill) Hundley, Senior Vice President, has been named Chief Risk Officer; Mrs. JoAnn Lloyd, Senior Vice President, has been named Chief Information Officer; Mrs. Connie W. Stanley, Senior Vice President, has been named Chief Retail Banking Officer; and Mrs. Penny Y. Goodwin, Senior Vice President, has been named Chief Strategic Planning Officer.

The Company’s common stock is traded over the counter under the symbol VYFC.

Item 9.01. Financial Statements and Exhibits

The appointments are detailed in the Company’s Press Release dated December 22, 2005 filed as Exhibit 99 to this Form 8-K and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: December 23, 2005	/s/ Kimberly B. Snyder
Kimberly B. Snyder, Senior Vice President and Chief
Financial Officer